Ex-10.32

                                 AGREEMENT

      This letter agreement confirms the agreement and understanding of MediaBay, Inc. ("MBay") and Norton Herrick ("NH") relating to NH's agreement to permit Carl Wolf to serve as Co-Chairman of MBay and for NH to relinquish certain duties as a result thereof. In addition, NH agrees to resign as Chairman of MBay upon either the lenders under MBay's existing credit agreement consenting to NH's resignation as Chairman or MBay's repayment of all outstanding obligations under the credit agreement. As consideration for NH's agreement to resign as Chairman in the manner contemplated above, permit Carl Wolf to serve as Chairman of MBay, relinquish certain duties and facilitate a transition of MBay's management, MBay agrees as follows:

      (a) The Company shall amend its Bylaws in the form attached as Exhibit A hereto.

      (b) For as long as NH and/or his affiliates and family members continue to beneficially own at least 20% of the outstanding shares of common stock of the Company (calculated in accordance with Rule 13d-3(d)(i) under the Securities Exchange Act of 1934): (i) NH will have the right to designate up to four (4) nominees for election as members of the Company's Board of Directors, and the Company shall use its best efforts to cause such nominees to be elected (including recommending that the Company's shareholders vote for such nominees and, at NH's request, promptly filling a vacancy created by the resignation of a director nominated by NH) and continued in office and (ii) the Company will not increase the size of its Board of Directors to more than seven (7) members without the prior written consent of NH, (iii) the Company's Board of Directors will not (and will not recommend to the Company's shareholders to) amend Section 5 of Article VII of the By-laws or the supermajority voting provision set forth in
Article XXII of the By-laws relating to Section 5 of Article VII without the prior written consent of NH and (iv) the Company will not dismiss counsel currently serving as corporate and securities counsel to the Company ("Company Counsel") or employ counsel (other than Company Counsel) for any corporate or securities matters. As long as the Company's Board of Directors is classified into more than one class of directors, NH's nominees shall be nominated as members of different class of directors. NH's initial nominees shall be NH, Michael Herrick and Howard Herrick.

      (c) The Company shall amend NH Option Agreements (defined below) by deleting the phrase ", but subject to earlier termination as provided herein or in the Plan" at the end of the sentence in the first paragraph of
Section 4 of each NH Option Agreement and deleting the second through fifth paragraphs of Section 4 of each NH Option Agreement.

      The term NH Option Agreement means:

            (ii) Option Agreement dated as of February 9, 1998, as amended on June 16, 1998, relating to the grant of options to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share.

            (iii) Option Agreement dated as of September 10, 1998 relating to the grant of options to purchase 750,000 shares of Common Stock at an exercise price of $5.25 per share.

            (iv) Option Agreement dated as of May 30, 2000 relating to the grant of options to purchase 1,500,000 shares of Common Stock at an exercise price of $4.00 per share.

                                               MEDIABAY, INC.


                                               By: /s/ John F. Levy
                                                  ------------------------
                                                  John F. Levy,
                                                  Chief Financial Officer

AGREED AND ACCEPTED


/s/ Norton Herrick
---------------------------------
Norton Herrick, individually

                                 SCHEDULE A

                       [INSERT AT END OF ARTICLE VII]

5. The following actions shall require the affirmative vote of at least 75% of the number of directors, in addition to any other approvals which the Board may require:

      (i) the execution of, amendment to, or modification of, an employment agreement with any Chairman, Chief Executive Officer, President, Chief Financial Officer or Executive Vice President, Senior Vice President, Vice President (a "Listed Officer") or any other agreement with a Listed Officer compensating such Listed Officer for services rendered to the Corporation or any affiliate of the Corporation; or

      (ii) the grant of any stock option, restricted stock award, deferred stock award or other stock-based award to any Listed Officer.

      In the case of any vote by the Board of Directors in connection with an action under clause (i) or (ii) above, the vote of the Listed Officer shall not be counted as an affirmative vote.

                      [INSERT AT END OF ARTICLE XXII]

Notwithstanding the foregoing, the provisions of Section 5 of Article VII may be altered, amended or repealed only by the affirmative vote of at least 75% of the number of directors or by the majority vote of the shareholders; and the supermajority of this sentence requirement with respect to the Board of Directors may be altered, amended or repealed only by the affirmative vote of at least 75% of the number of directors by the majority vote of the shareholders.